UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 22, 2004

CELERITEK, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	0-23576	77-0057484

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3236 Scott Boulevard
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

(408) 986-5060
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 9.01 Financial Statements and Exhibits.

     The following financial information is being filed pursuant to the Securities and Exchange Act of 1934, as amended:

(b) Pro forma financial information

     On October 22, 2004, Celeritek, Inc. completed the sale of its defense business to Teledyne Wireless, Inc. The following unaudited pro forma condensed consolidated financial statements give effect to the consummation of the sale in exchange for $33.0 million in cash (subject to a working capital adjustment) and the assumption of specified liabilities related to the defense business. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 gives effect to the asset sale, and the payment of a $38.9 million cash dividend paid to shareholders on December 1, 2004, as if both events occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2004 and the six month period ended September 30, 2004 give effect to the asset sale as if it occurred on the first day of each period presented.

     The pro forma adjustments presented below reflect the removal of the assets that Teledyne purchased from Celeritek and the liabilities that Teledyne assumed from Celeritek in the asset sale, as well as the elimination of the revenues and direct costs of Celeritek’s defense business. The pro forma adjustments presented below do not reflect any elimination of indirect costs and expenses, such as those that are attributable to centralized functions that the defense business may have utilized but that Celeritek retained in connection with the asset sale (e.g. expenses associated with Celeritek’s fabrication facility). The following unaudited pro forma financial information is being presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that Celeritek would have obtained had it completed the asset sale as of the dates assumed, or Celeritek’s future results.

     The unaudited pro forma condensed consolidated financial statements presented herein should be read in conjunction with Celeritek’s historical condensed consolidated financial statements and the related notes that are included in Celeritek’s Annual Report on Form 10-K for the year ended March 31, 2004.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	September 30, 2004
	Celeritek	Pro Forma
	Consolidated	Adjustments
	Historical	(a)	Pro Forma
	(In thousands, except share amounts)
Assets
Current assets:
Cash and cash equivalents	$9,601	$(7,748)	$1,853
Short-term investments	12,323	—	12,323
Accounts receivable, net	5,640	(2,814)	2,826
Inventories	3,242	(2,667)	575
Prepaid expenses and other current assets	1,425	(82)	1,343

Total current assets	32,231	(13,311)	18,920
Property and equipment, net	4,456	(1,575)	2,881
Strategic investments	2,504	—	2,504
Other assets	609	—	609

Total assets	$39,800	$(14,886)	$24,914

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,425	$—	$2,425
Accrued payroll	1,653	(962)	691
Accrued liabilities	2,699	(572)	2,127
Current portion of long-term debt	—	—	—
Current obligations under capital leases	95	—	95

Total current liabilities	6,872	(1,534)	5,338
Shareholders’ equity (12,915,722 common and no preferred shares outstanding)	32,928	(13,352)	19,576

Total liabilities and shareholders’ equity	$39,800	$(14,886)	$24,914

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Fiscal Year Ended March 31, 2004
	Celeritek	Pro Forma
	Consolidated	Adjustments
	Historical	(b)	Pro Forma
Net sales	$29,928	$19,690	$10,238
Cost of goods sold	22,175	11,555	10,620

Gross profit	7,753	8,135	(382)
Operating expenses:
Research and development	9,288	2,356	6,932
Selling, general, and administrative	8,182	1,495	6,687
Costs related to shareholder and strategic actions	3,412	—	3,412
Special charges	4,305	—	4,305
Amortization of intangible assets	257	—	257

Total operating expenses	25,444	3,851	21,593

Loss from operations	(17,691)	4,284	(21,975)
Impairment of strategic investments	—	—	—
Interest income and other	2,125	—	2,125
Interest expense	(414)	—	(414)

Loss before income taxes	(15,980)	4,284	(20,264)
Provision (benefit) for income taxes	—	—	—

Net income (loss)	$(15,980)	$4,284	$(20,264)

Basic and diluted net loss per share	$(1.28)	$0.34	$(1.63)

Shares used in net loss per share calculation
Basic and diluted	12,460	12,460	12,460

See accompanying notes to unaudited pro forma condensed consolidated financial information

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Six Months Ended September 30, 2004
	Celeritek	Pro Forma
	Consolidated	Adjustments
	Historical	(b)	Pro Forma
Net sales	$14,808	$8,564	$6,244
Cost of goods sold	9,798	5,660	4,138

Gross profit	5,010	2,904	2,106
Operating expenses:
Research and development	3,522	1,481	2,041
Selling, general, and administrative	3,883	843	3,040

Total operating expenses	7,405	2,324	5,081
Loss from operations	(2,395)	580	(2,975)
Impairment of strategic investments	(237)	—	(237)
Interest income and other, net	317	—	317

Loss before income taxes	(2,315)	580	(2,895)
Provision for income taxes	—	—	—

Net income (loss)	$(2,315)	$580	$(2,895)

Basic and diluted net loss per share	$(0.18)	$0.05	$(0.22)

Shares used in net loss per share calculation
Basic and diluted	12,875	12,875	12,875

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Notes to Unaudited Pro forma Condensed Consolidated Financial Information

Note A. Basis of Presentation

     On October 22, 2004, the Company completed the sale of the Company’s defense business to Teledyne in exchange for $33.0 million in cash (subject to a working capital adjustment) and the assumption of specified liabilities related to its defense business.

     The unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 gives effect to this sale and the payment of a $38.9 million cash dividend as if they occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2004 and six month period ended September 30, 2004 give effect to the asset sale as if it occurred on the first day of each period presented.

Note B. Pro Forma Adjustments

     Adjustments to present the unaudited pro forma condensed consolidated financial statements are set forth below. The pro forma adjustments only give effect to amounts that are directly attributable to the asset sale:

a.	These adjustments reflect the removal from Celeritek’s balance sheet of the assets purchased and the liabilities assumed by Teledyne under the terms of the asset purchase agreement, the cash received as a result of the sale of the defense business less $1.8 million in expenses, and the effect of the payment of a $38.9 million dividend, as if these events occurred on September 30, 2004.

b.	These adjustments reflect the elimination of the revenue and direct costs of Celeritek’s defense business as if the asset sale had occurred on April 1, 2004. The pro forma statement of operations does not include the impact of the asset sale to Celeritek’s net income.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERITEK, INC.
By:	/s/ Margaret E. Smith
Margaret E. Smith
Vice President, Finance and Chief Financial Officer

Date: January 6, 2005